Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Avient Completes Acquisition of DSM Protective Materials (Dyneema®)

CLEVELAND – September 1, 2022 – Avient Corporation (NYSE: AVNT), a leading provider of specialized and sustainable material solutions, has completed its purchase of the protective materials business of DSM (including the Dyneema® brand), which will now be called Avient Protective Materials and reported within the company’s Specialty Engineered Materials segment.

“We proudly welcome our newest associates and valued customers joining us today,” said Robert M. Patterson, Chairman, President and Chief Executive Officer, Avient Corporation. “This next step in our specialty transformation expands our material offerings to provide solutions that require the highest level of performance in applications where failure is not an option.”

The foundation of Avient Protective Materials is the renowned technology and globally admired brand of Dyneema®, the World’s Strongest Fiber™. The ultra-lightweight specialty fiber is 15 times stronger than steel and is used in demanding applications, such as ballistic personal protection, marine and sustainable infrastructure, renewable energy, industrial protection and outdoor sports. The business includes six production facilities, four R&D centers and approximately 1,000 employees located around the world.

“With the addition of the Protective Materials business, we have significantly increased the size of our fastest growing platform and firmly established Avient as a leader in the advanced composites space,” said Chris Pederson, President, Specialty Engineered Materials, Avient Corporation. “We look forward to collaborating with our customers to deliver on the ever-increasing requirements of product performance, achievable through innovation and material science.”

About Avient

Avient Corporation (NYSE: AVNT) provides specialized and sustainable material solutions that transform customer challenges into opportunities, bringing new products to life for a better world. Examples include:

•	Unique technologies that improve the recyclability of products and enable recycled content to be incorporated, thus advancing a more circular economy

•	Light-weighting solutions that replace heavier traditional materials like metal, glass and wood, which can improve fuel efficiency in all modes of transportation and reduce carbon footprint

•	Sustainable infrastructure solutions that increase energy efficiency, renewable energy, natural resource conservation and fiber optic / 5G network accessibility

Avient is certified ACC Responsible Care®, a founding member of the Alliance to End Plastic Waste and certified Great Place to Work®. For more information, visit www.avient.com.

Forward-Looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the effect on foreign operations of currency fluctuations, tariffs and other political, economic and regulatory risks, including recessionary conditions; the current and potential future impact of the COVID-19 pandemic on our business, results of operations, financial position or cash flows, including without limitation, any supply chain and logistics issues; changes in polymer consumption growth rates and laws and regulations regarding plastics in jurisdictions where we conduct business; fluctuations in raw material prices, quality and supply, and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; information systems failures and cyberattacks; amounts for cash and non-cash charges related to restructuring plans that may differ from original estimates, including because of timing changes associated with the underlying actions; our ability to successfully integrate the Avient Protective Materials business and achieve the expected results of the business, including without limitation, the acquisition being accretive; any material adverse changes in the business supporting the Distribution assets being sold; the ability to obtain required regulatory approvals and otherwise consummate the proposed sale of the Distribution business; our ability to achieve the strategic and other objectives relating to the Avient Protective Materials business and the proposed sale of the Distribution business; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021 under Item 1A, “Risk Factors.” The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

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Investor Relations Contact:

Giuseppe (Joe) Di Salvo

Vice President, Treasurer and Investor Relations

Avient Corporation

+1 440-930-1921

giuseppe.disalvo@avient.com

Media Contact:

Kyle G. Rose

Vice President, Corporate Communications

Avient Corporation

+1 440-930-3162

kyle.rose@avient.com

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